UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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JGWPT HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2014

Dear Fellow Stockholder:

I am pleased to invite you to attend our 2014 annual meeting of stockholders, to be held on June 10, 2014 at 10 a.m., local time, at the Villanova Conference Center at 601 County Line Road in Radnor, PA 19087.

This booklet includes the notice of meeting of stockholders and the proxy statement. The proxy statement describes the various matters to be acted upon during the annual meeting and provides other information concerning JGWPT Holdings Inc. of which you should be aware when you vote your shares.

You can ensure that your shares are represented at the meeting by promptly completing and mailing your proxy or you may vote in person by attending the annual meeting. If you hold shares through a broker or other nominee in “street name,” you may also be able to vote using the internet or telephone by following the voting instruction they provide in your materials.

On behalf of the Board of Directors of JGWPT Holdings Inc., I would like to express our appreciation for your ownership and continued interest in the affairs of JGWPT, and I hope you will be able to join us on June 10 for our 2014 annual meeting of stockholders.

Sincerely,

David Miller

Chief Executive Officer and Chairman of the Board of Directors

JGWPT HOLDINGS INC.
201 KING OF PRUSSIA ROAD, SUITE 501
RADNOR, PENNSYLVANIA 19087-5148

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2014

Stockholders of JGWPT Holdings Inc.:

The 2014 Annual Meeting of Stockholders (the “Meeting”) of JGWPT Holdings Inc. (the “Company”) will be held at the Villanova Conference Center at 601 County Line Road in Radnor, PA 19087 on June 10, 2014, beginning at 10 a.m. (local time), for the following purposes:

1.                                      To elect three (3) directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.                                      To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year; and

3.                                      To transact such other business as may properly come before the Meeting or any adjournment thereof.

April 27, 2014 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.  The above items of business for the Meeting are more fully described in the proxy statement accompanying this notice.

Your vote is important.  Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Meeting in person, and no matter how many shares you own, please submit your proxy promptly by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.  If you hold shares through a broker or other nominee in “street name,” you should follow the voting instruction they provide in your materials, which may include the ability to vote using the internet or by telephone.

You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the Meeting, in which case your prior proxy would be disregarded.

By Order of the Board of Directors,

Stephen Kirkwood
Executive Vice President, General Counsel and Corporate Secretary

April 30, 2014

The proxy statement and form of proxy accompanying this notice are being sent to our stockholders on or about May 6, 2014, in connection with our solicitation of proxies for use at the Meeting or at any adjournment(s) or postponement(s) of the Meeting.

i

JGWPT HOLDINGS INC.
PROXY STATEMENT
FOR
MEETING OF STOCKHOLDERS
JUNE 10, 2014

INTRODUCTION

The annual meeting of stockholders (the “Meeting”) of JGWPT Holdings Inc., a Delaware corporation (“JGWPT,” “we,” “us,” “our,” or the “Company”), will be held on June 10, 2014, beginning at 10 a.m., local time, at the Villanova Conference Center at 601 County Line Road in Radnor, PA 19087.  We encourage all of our stockholders to vote, and we hope that the information contained in this document will help you decide how you wish to vote.

The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” Proposal One, the election of three (3) directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal; and “FOR” Proposal Two, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. Any proxy may be revoked at any time before its exercise by notifying the Corporate Secretary of JGWPT in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

THE MEETING OF STOCKHOLDERS

Why did I receive these proxy materials?

We are furnishing this proxy statement in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the Meeting and at any adjournment or postponement of the Meeting. At the Meeting, stockholders will act upon proposals:

•                  To elect three (3) directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal;

•                  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year; and

•                  To transact such other business as may properly come before the Meeting or any adjournment thereof.

These proxy solicitation materials are being sent to our stockholders on or about May 6, 2014.

Who is entitled to vote at the Meeting?

The Board of Directors has determined that those stockholders who are recorded in our record books as owning shares of the Company’s Class A Common Stock, par value $0.00001 per share (“Class A Shares”), or Class B Common Stock, par value $0.00001 per share (“Class B Shares”), as of April 27, 2014, are entitled to receive notice of and to vote at the Meeting. As of the record date, there were 12,033,887 Class A Shares and 13,187,393 Class B Shares issued and outstanding. Your shares may be (1) held directly in your name as the stockholder of record and/or (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. Our Class A Shares and Class B Shares are our only classes of outstanding voting securities.

What is the difference between Class A Shares and Class B Shares?

Each Class A Share is entitled to one vote on each matter properly brought before the Meeting.  Each Class B Share is entitled to ten votes on each matter properly brought before the Meeting.

The Class A Shares are listed on the New York Stock Exchange (the “NYSE”).  The Class B Shares were issued as part of a reorganization completed in connection with our November 2013 initial public offering.  The Class B Shares have no economic rights (and therefore no rights to any dividends we may pay) and are intended solely to provide the holders with a voting interest in the Company commensurate with their economic interest in JGWPT Holdings, LLC, a Delaware limited liability company of which the Company is the managing member.  The Class B Shares are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

What do I need to attend the Meeting?

Attendance at the Meeting is limited to stockholders. Registration will begin at 9:30 a.m., local time, and each stockholder will be asked to present a valid form of personal identification. Cameras, recording devices and other electronic devices will not be permitted at the Meeting. Additional rules of conduct regarding the Meeting may be provided at the Meeting.

How can I vote my shares in person at the Meeting?

Class A Shares or Class B Shares held directly in your name as the stockholder of record may be voted in person at the Meeting.

SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY MAIL — You may vote by mail by marking, signing and dating your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If the pre-addressed envelope is missing, please mail your completed proxy card to Vote Processing c/o Broadridge at 51 Mercedes Way, Edgewood, NJ 11717

BY INTERNET OR TELEPHONE — If you hold shares through a broker or other nominee in “street name,” you may be able to vote by the internet or telephone as permitted by your broker or nominee.  The availability of internet and telephone voting for beneficial owners will depend on the voting process of your broker, bank or other holder of record.  Therefore, we recommend that you follow the voting instructions you receive.

If you cast your vote in any of the ways set forth above, your Class A Shares and Class B Shares will be voted in accordance with your voting instructions, unless you validly revoke your proxy. If you are a stockholder of record and you sign and return your proxy card but you do not specify how you want to vote your shares, we will vote them “FOR” Proposal One and Proposal Two. We do not currently anticipate that any other matters will be presented for action at the Meeting. If any other matters are properly presented for action, the persons named on your proxy will vote your Class A Shares and Class B Shares on these other matters in their discretion, under the discretionary authority you have granted to them in your proxy.

If you own shares in “street name” through a broker and you do not provide instructions to your broker on how to vote your shares, under the rules of the NYSE, your broker has discretion to vote these shares on certain “routine” matters, including the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, on non-routine matters such as the election of directors, your broker must receive voting instructions from you, since it does not have discretionary voting power for these proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter. Therefore, it is important that you provide voting instructions to your bank, broker, or other nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote at any time prior to the close of voting at the Meeting by:

•                  filing with our Corporate Secretary at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 a signed, original written notice of revocation dated later than the proxy you submitted,

•                  submitting a duly executed proxy bearing a later date, or

•                  attending the Meeting and voting in person.

In order to revoke your proxy, prior to the Meeting, we must receive an original notice of revocation of your proxy at the address above sent by U.S. mail or overnight courier.  If you grant a proxy, you are not prevented from attending the Meeting and voting in person. However, your attendance at the Meeting will not by itself revoke a proxy that you have previously granted; you must vote in person at the Meeting to revoke your proxy.

If your Class A Shares or Class B Shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

All Class A Shares and Class B Shares that have been properly voted and not revoked will be voted at the Meeting.

Is there a list of stockholders entitled to vote at the Meeting?

A complete list of stockholders entitled to vote at the Meeting will be available for examination by the Company’s stockholders for any purpose germane to the Meeting at the Meeting, and, during regular business hours, for a period of ten days prior to the Meeting, at the Company’s principal place of business.

What constitutes a quorum to transact business at the Meeting?

Before any business may be transacted at the Meeting, a quorum must be present. The presence at the Meeting, in person or by proxy, of the holders of a majority in voting power of the Class A Shares and Class B Shares outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 12,033,887 Class A Shares and 13,187,393 Class B Shares were issued and outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of a quorum.

What is the recommendation of the Board of Directors?

Our Board of Directors recommends a vote “FOR” the election of three (3) directors, nominated by the Board of Directors of the Company, to serve on the Board of Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.

What vote is required to approve each item?

Directors named in Proposal One are elected by a plurality of the votes cast at the Meeting, and the director nominees who receive the greatest number of votes at the Meeting (up to the number of directors to be elected) will be elected. You may vote “FOR” or “WITHHELD” with respect to election of directors. Shares will be voted, if authority to do so is not withheld, for election of the Board of Directors’ nominees named in Proposal One. Only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

The affirmative vote of at least a majority in voting power of the Class A Shares and Class B Shares present, in person or by proxy, at the Meeting and entitled to vote on Proposal Two will be required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year. Abstentions will have the same effect as votes “AGAINST” Proposal Two.

The affirmative vote of at least a majority in voting power of the Class A Shares and Class B Shares present, in person or by proxy, at the Meeting and entitled to vote will be required to approve any stockholder proposal. Under applicable Delaware law, in determining whether any stockholder proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against any stockholder proposal.

As noted above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on “routine” matters even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “non-discretionary” matter, including the election of directors and any stockholder proposal. Without your voting instructions, a broker non-vote will occur. An “abstention” occurs at the Meeting if your Class A Shares or Class B Shares are deemed to be present at the Meeting, either because you attend the Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Meeting, or, when applicable, if you specify that you wish to “abstain” from voting on an item. You should consult your broker if you have questions about this.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and will publicly disclose results in a Current Report on Form 8-K within four business days after the date of the Meeting.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our transfer agent, will both tabulate the votes and serve as the inspector of election.

Who will pay for the cost of this proxy solicitation?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold Class A Shares or Class B Shares in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse them the reasonable out-of-pocket expenses they incur in doing so.

How can I access the Company’s proxy materials and annual report electronically?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the United States Securities and Exchange Commission (“SEC”) on March 31, 2014, is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report on Form 10-K and these proxy materials are available without charge at www.jgwpt .com. References to our website in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not intended to be incorporated into this proxy statement. These proxy materials are also available in print to stockholders without charge and upon request, addressed to JGWPT Holdings Inc., 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

May I propose actions for consideration at next year’s annual meeting of stockholders?

Any proposals that our stockholders wish to have included in our proxy statement and form of proxy for the 2015 annual meeting of stockholders must be received by us no later than the close of business on March 12, 2015 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s bylaws provide that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2015 Annual Meeting of Stockholders, notice must be received by the Company not less than ninety days nor more than one hundred twenty days prior to June 10, 2015, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2015 annual meeting is not within twenty five days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the meeting is made, whichever first occurs). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares owned beneficially or of record by such stockholder, any material interest of such stockholder in the business so proposed and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Any proposals should be sent to:

JGWPT HOLDINGS INC.

201 KING OF PRUSSIA ROAD, SUITE 501

RADNOR, PENNSYLVANIA 19087-5148

ATTENTION: CORPORATE SECRETARY

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF

GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL ONE —
ELECTION OF DIRECTORS

There are currently eight members of our Board of Directors.  Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board is “classified,” which means that it is divided into three classes of directors based on the expiration of their terms. Under the classified board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected, and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. At the Meeting, our stockholders will elect three directors to hold office until the 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Accordingly, this Proposal One seeks the election of three directors (Messrs. Alexander R. Castaldi, Robert C. Griffin and Robert N. Pomroy) as Class I directors whose terms expire in 2017.

Each of the three nominees currently serves as a director of the Company.  The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee,  has nominated Messrs. Castaldi, Griffin and Pomroy to serve again as Class I directors until the 2017 annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.  Each nominee has consented to continue to serve as a director if elected at the Meeting. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that such proxy represents for the election of such other person as the Board of Directors may nominate.  We have no reason to believe that any of the nominees will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF THE
THREE CLASS I DIRECTOR NOMINEES.

Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting. Each of our directors brings to our Board a wealth of varied experience derived from service as executives, financial experts, subject experts and/or industry leaders. They also all bring extensive board experience. Specific individual qualifications and skills of each our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.  For more information on the criteria used in nominating directors, see “Information Regarding the Board and its Committees — Nomination of Directors” below.

Name	Age	Class and Position	Date Elected or Appointed Director
Alexander R. Castaldi	64	Class I Director	June 21, 2013
Robert C. Griffin*	66	Class I Director	October 25, 2013
Robert N. Pomroy	53	Class I Director	June 21, 2013
Kevin Hammond	33	Class II Director	June 21, 2013
David Miller	54	Class II Director	June 21, 2013
William J. Morgan*	67	Class II Director	February 3, 2014
Paul S. Levy	66	Class III Director	June 21, 2013
Francisco J. Rodriguez	42	Class III Director	June 21, 2013

* Denotes director about whom the Board of Directors has made an affirmative determination regarding independence.

Class I - Directors with Terms Expiring in 2014

Alexander R. Castaldi. Mr. Castaldi is a Managing Director of JLL Partners, Inc., which he joined in 2003, and was previously a chief financial officer of three management buyouts. He was most recently Executive Vice President, Chief Financial Officer and Administration Officer of Remington Products Company. Previously, Mr. Castaldi was Vice President and Chief Financial Officer at Uniroyal Chemical Company. From 1990 until 1995, he was Senior Vice President and Chief Financial Officer at Kendall International, Inc. During the 1980s, Mr. Castaldi was also Vice President, Controller of Duracell, Inc. and Uniroyal, Inc. Mr. Castaldi serves as a director of several companies, including Medical Card System, Inc., PGT, Inc. and Education Affiliates, Inc. From 2004 to February 2006, Mr. Castaldi served as a director of Builders FirstSource, Inc.  From 2008 to July 2013, Mr. Castaldi served as a director of Netspend Holdings, Inc.  On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Castaldi was a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc.

Mr. Castaldi’s experience described above, including his knowledge of the Company, his background in structured finance and securitizations, his management experience and his experience as a director, provides him with the qualifications and skills to serve as a director on our Board.

Robert C. Griffin. Mr. Griffin was Head of Investment Banking, Americas and a member of the Management Committee of Barclays Capital from June 2000 to March 2002. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Mr. Griffin currently serves on the boards of GSE Holding, Inc., Builders FirstSource, Inc. and Commercial Vehicle Group, Inc. and previously served on the board of Sunair Services Corporation, all of which are public companies.

Mr. Griffin’s experience described above, including his broad experience in the financial and investment world and his service on other public company boards provides him with the qualifications and skills to serve as a director on our Board. The Board also recognizes Mr. Griffin’s qualifications as a “financial expert” on the Audit and Compliance Committee.

Robert N. Pomroy, Director. Mr. Pomroy is a Managing Director of aPriori Capital Partners L.P. based in New York.  Prior, Mr. Pomroy was a Managing Director at DLJ Merchant Banking where he was the Global Operating Partner. Mr. Pomroy joined DLJ in 2004 from Mercer Management Consulting, where he served as Head of North American Private Equity and M&A and Senior Partner in the Financial Services practice. Mr. Pomroy holds a B.S. degree in Commerce from the University of Virginia and a Masters in Business Administration from Harvard Business School.

Mr. Pomroy’s experience described above, including his background in finance and his leadership experience in other public companies, provides him with the qualifications and skills to serve as a director on our Board.

CONTINUING DIRECTORS

Class II - Directors with Terms Expiring in 2015

Kevin Hammond. Mr. Hammond is a Managing Director of JLL Partners, Inc., which he joined in 2004. Prior to joining JLL, Mr. Hammond was an Analyst at Greenhill & Co., LLC. Mr. Hammond holds a B.S. degree from the University of Virginia.

Mr. Hammond’s experience described above, including his knowledge of the Company and his background in finance, provides him with the qualifications and skills to serve as a director on our Board.

David Miller. Mr. Miller serves as our Chief Executive Officer and Chairman. Prior to joining us in January 2009, he was Executive Vice-President responsible for Ace Group’s International Accident and Health Insurance Business. Prior to his employment at Ace Group. Mr. Miller was President and CEO of Kemper Auto and Home Insurance, a joint venture between Mr. Miller and Kemper Insurance Company. Before Kemper Auto and Home Insurance, Mr. Miller was COO of Providian Direct Insurance. Mr. Miller began his insurance career with Progressive Insurance where he held various positions over his seven-year career including Division Controller, Senior Product Manager and National Customer Manager. Mr. Miller has a BSEE in electrical engineering from Duke University and a MBA in Finance from The Wharton School of the University of Pennsylvania. Since 2013, Mr. Miller has served on the Board of Ellington Residential Mortgage REIT, a publicly traded REIT listed on NYSE. He was previously a member of the New York Stock Exchange. On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Miller was a director and executive officer of J.G. Wentworth, LLC and J.G. Wentworth, Inc.

Mr. Miller’s experience described above, including his knowledge and leadership of the Company, his extensive background in the financial services industry and his management experience, provides him with the qualifications and skills to serve as a director on our Board.

William J. Morgan. Mr. Morgan became a director in 2014.  Mr. Morgan is a retired partner of the accounting firm KPMG LLP (“KPMG”) where he served clients in the industrial and consumer market practices.  From 2004 until 2006, he was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee.  Mr. Morgan was the Lead Partner for the Chairman’s 25 Partner Leadership Development Program.  He previously served as the Managing Partner of the Stamford, Connecticut office and as a member of the board of directors for KPMG LLP and KPMG Americas.  Mr. Morgan is a member of the board of directors of PGT, Inc., including the Audit Committee of PGT, Inc.  He is also a member of the board of directors of Barnes Group, Inc. and is the Lead Director and Chairman of its Audit Committee and is also a member of the Executive and Corporate Governance Committees.

The Board identified Mr. Morgan’s extensive experience in public accounting (39 years, 29 as a partner), where he worked closely with client management and audit committees on matters relating to accounting, auditing, control, corporate governance, and risk management, as providing significant value to the Company and its stockholders.  The Board also recognizes Mr. Morgan’s qualifications as a “financial expert” on the Audit and Compliance Committee.

Class III - Directors with Terms Expiring in 2016

Paul S. Levy. Mr. Levy is a Managing Director of JLL Partners, which he founded in 1988. In the last five years, he has served on the boards of the following public companies: Patheon, Inc., PGT, Inc. and Builders FirstSource, Inc.  Mr. Levy has also served on the Boards of IASIS Healthcare, LLC, J.G. Wentworth, LLC and J.G. Wentworth, Inc.  On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Levy was a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc.

Mr. Levy’s experience described above, including his knowledge of the Company and his experience as a director of other public companies, provides him with the qualifications and skills to serve as a director on our Board.

Francisco J. Rodriguez. Mr. Rodriguez is a Managing Director of JLL Partners, Inc., which he joined in 1995. Prior to joining JLL, Mr. Rodriguez was a member of the Merchant Banking Group at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Rodriguez also serves as a director of several companies, including Education Affiliates, Inc., FC Holdings, Inc., Ross Education, LLC, Loar Group, Inc. and Education Media Group, LLC.  He has also served as a director of Netspend Holdings, Inc. from 2008 -2013.  Mr. Rodriguez holds a B.S. degree from the University of Pennsylvania Wharton School. On May 7, 2009, J.G. Wentworth, LLC, J.G. Wentworth, Inc., and JGW Holdco, LLC filed for protection under Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Mr. Rodriguez was a director of J.G. Wentworth, LLC and J.G. Wentworth, Inc.

Mr. Rodriguez’s experience described above, including his knowledge of the Company, his background in finance and his experience as a director of other companies, provides him with the qualifications and skills to serve as a director on our Board.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board of Directors is to provide strategic guidance to the Company’s management, to monitor the performance and ethical behavior of the Company’s management, and to maximize the long-term financial return to the Company’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board is constituted of eight directors.

Board Leadership

Our Chief Executive Officer also serves as the Chairman of our Board of Directors.  Our Board believes that the combined role of Chairman and Chief Executive Officer currently is an appropriate leadership structure for our Company.  In this regard, having a combined Chairman and Chief Executive Officer provides an efficient and effective leadership model.  The Board believes that this structure promotes unambiguous accountability, effective decision-making, and alignment on corporate strategy.  In addition, because the Board of Directors works closely with our executive officers and members of senior management, there is a natural synergy in the combined Chairman and Chief Executive Officer role that facilitates our Board’s oversight and guidance of management.  The Board has not designated a lead independent director.

Risk Oversight

The Board of Directors oversees a company-wide approach to risk management that is carried out by management.  The Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us and reviews the steps taken by management to manage those risks. While the Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit and Compliance Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors.

Director Independence

The Board of Directors applies standards in affirmatively determining whether a director is “independent,” in compliance with applicable SEC rules and the rules and listing standards of the NYSE.  The Board of Directors, in applying the above-referenced standards, has affirmatively determined that Messrs. Griffin and Morgan are “independent” directors. As part of the process in making such determination, the Board of Directors also determined that neither Messrs. Griffin nor Morgan has any other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

The Board of Directors includes one management director, Mr. Miller, who is the Company’s Chief Executive Officer.  The Board of Directors has determined that Mr. Miller is not independent under the rules and listing standards of NYSE.  In addition, our Board of Directors includes the following non-management directors about whom the Board of Directors has made no determination with respect to independence: Messrs. Alexander R. Castaldi, Kevin Hammond, Paul S. Levy and Francisco J. Rodriguez, each of whom is affiliated with JLL Partners, Inc., and Mr. Robert N. Pomroy, who is affiliated with DLJ Merchant Banking Partners IV, L.P..  As described below in “—Controlled Company Exemption and Committees,” we are a “Controlled Company” under the rules of NYSE and, as a result, are exempt from the requirement that our Board of Directors consist of a majority of independent directors.

As part of its annual evaluation of director independence, the Board of Directors examines (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and the Company, its subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board of Directors also examines whether there are (or have been within the past year) any transactions or relationships between each independent director and any executive officer of the Company or its affiliates. As a result of this evaluation, the Board has affirmatively determined that each independent director is independent under those criteria.

Board Meetings and Attendance

From formation in June 2013 through the end of 2013, including both regularly scheduled and special meetings, our Board of Directors met a total of three (3) times and acted two (2) times by unanimous written consent, the Audit and Compliance Committee met a total of two (2) times, the Compensation Committee met a total of one (1) time and the Nominating and Corporate Governance Committee met a total of zero (0) times. All three (3) of the meetings of the Board of Directors were attended by all but one director. Additionally, in 2013, 33.3% of the members of the Audit and Compliance Committee attended all of the meetings of such committee, and 100% of the members of the Compensation Committee attended all of the meetings of such committee. As noted, the Nominating and Corporate Governance Committee did not meet in 2013.

Controlled Company Exemption and Committees

As of the date hereof, we are a “Controlled Company” for purposes of Rule 5615(c) of the NYSE Marketplace Rules (the “NYSE Rules”) by virtue of the fact that more than 50% of the voting power of our stock is held by certain stockholders each of which has agreed to vote their shares together pursuant to a voting agreement. As a Controlled Company, we are not required to have (a) a majority of independent directors on our Board of Directors or (b) compensation and nominating/corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under the listing standards.  The Controlled Company exception does not modify the independence requirements for our audit committee, and we intend to comply with the requirements of Sarbanes-Oxley and the NYSE. Until November 7, 2014, we are required to have a majority of independent directors on our audit committee. Thereafter, we will be required to have an audit committee comprised entirely of independent directors.  If at any time we cease to be a Controlled Company under the NYSE rules, the Board of Directors will take all action necessary to comply with the applicable NYSE rules, including appointing a majority of independent directors to the Board of Directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit and Compliance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these committees.

Audit and Compliance Committee

The functions of our Audit and Compliance Committee are, among other things, to review our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm; review our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; appoint and determine the compensation for our independent auditors; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and review and oversee our independent registered public accounting firm.  The Audit and Compliance Committee Charter can be obtained without charge in the “Investors” section of our Company website at www.jgwpt.com under the heading “Corporate Governance.”

The Audit and Compliance Committee is comprised of three directors, Messrs. Castaldi, Griffin and Morgan. Our board of directors has affirmatively determined that all Audit and Compliance Committee members are financially literate and possess “financial sophistication” as defined by the NYSE listing standards, and that each of Messrs. Griffin and Morgan qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K and are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards.  Mr. Griffin serves as the Chairman of the Audit and Compliance Committee. The Audit and Compliance Committee met two (2) times during 2013.  During each meeting, the Audit and Compliance Committee met privately with the Company’s independent registered public accounting firm.

Compensation Committee

The functions of our Compensation Committee are, among other things, to: review and approve corporate goals and objectives relevant to the compensation of our executive officers, evaluate the performance of such executives in light of those goals and objectives and, based on that evaluation, determine the compensation of our chief executive officer and make recommendations to the Board regarding the compensation of our other executive officers; review director compensation; review overall compensation programs and recommend that the Board amend these plans if the Compensation Committee deems it appropriate; and administer our incentive compensation and equity-based plans.

The Compensation Committee met one (1) time during 2013. The Compensation Committee charter can be obtained without charge in the “Investors” section of our Company website at www.jgwpt .com in the section titled “Corporate Governance.” Mr. Castaldi serves as Chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The functions of our Nominating and Corporate Governance Committee are, among other things, to identify individuals qualified to become board members and recommend director nominees and board members for committee membership; develop and recommend to our board corporate governance guidelines; and oversee the evaluation of our board of directors and its committees and management.

The Nominating and Corporate Governance Committee met zero (0) times during 2013.  The Nominating and Corporate Governance Committee’s charter can be obtained without charge in the “Investors” section of our Company website at www.jgwpt .com in the section titled “Corporate Governance.”

The Nominating and Corporate Governance Committee is comprised of three directors, Messrs. Castaldi, Miller and Rodriguez.  Mr. Castaldi serves as Chairman of the Nominating and Corporate Governance Committee.

Nomination of Directors

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership.  When formulating its recommendations, the Nominating and Corporate Governance Committee also considers advice and recommendations from others as it deems appropriate.  The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of criteria required of Board members.

The Nominating and Corporate Governance Committee may apply several criteria in selecting nominees. At a minimum, it considers (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director’s oversight of the business and affairs of the Company and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Nominating and Corporate Governance Committee may consider include a candidate’s specific experiences and skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors as it considers appropriate in the context of the needs of the Board.  Although the Company has no diversity policy, the Board believes that diversity is an important consideration in Board composition, with diversity being broadly construed to mean a variety of opinions, perspectives, experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of the Board at that point in time.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders.  In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee takes into consideration the needs of the Board of Directors and the qualifications of the candidate.

The Company has entered into a Director Designation Agreement with certain significant stockholders, namely affiliates of JLL Partners, Inc. (the “JLL Holders”) and PGHI Corp. (the “Director Designation Agreement”).  Under the Director Designation Agreement, the JLL Holders have the right to designate four director designees to the Board of Directors so long as the JLL Holders own at least 934,488 Common Interests in JGWPT Holdings, LLC and at least 20% of the aggregate number of Common Interests in JGWPT Holdings, LLC held on November 13, 2013 by members of JGWPT Holdings, LLC who were members of JGWPT Holdings, LLC (or its predecessor of the same name) on July 12, 2011, and PGHI Corp. has the right to designate one director so long as PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate at least 436,104 Common Interests in JGWPT Holdings, LLC.

Two of the three nominees for election at the Meeting were designated pursuant to the Director Designation Agreement.  Mr. Castaldi was designated by the JLL Holders and Mr. Pomroy was designated by PGHI Corp.

Process for Stockholder Nomination of Directors

The Company’s By-laws provide that no director may be nominated by a stockholder for election at an annual meeting unless the stockholder (a) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws and (b) was a stockholder of record at the time such notice was delivered to the Corporate Secretary. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2015 annual meeting in accordance with the Company’s By-laws, the required written notice must be received by our Corporate Secretary on or after February 10, 2015, but no later than March 12, 2015.  Only individuals who are nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors.  A copy of the By-laws can be obtained without charge by written request to the Corporate Secretary, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to the Company, c/o Corporate Secretary, 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148.

All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a message to the directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board of Directors, the non-management directors, an individual director or committee of directors, as appropriate. The Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the Board or of the committee to which the envelope is addressed.

Information on the Compensation of Directors

Each of our two independent directors (currently Messrs. Griffin and Morgan) receive an annual cash retainer fee of $55,000 and an annual grant of restricted Class A Shares with a grant date fair value of $55,000, which vest on the first anniversary of the grant date subject to the holder’s continued service on the Board of Directors through the first anniversary of the grant date. The chairman of our Audit and Compliance Committee receives an additional annual cash fee of $15,000 and each other member of the Audit and Compliance Committee receives an additional annual cash fee of $5,000.  Any director designated by one of our stockholders pursuant to the Director Designation Agreement will not be compensated by us for their service on the Board of Directors.

The following table provides compensation information for the year ended December 31, 2013 for each of our non-employee directors. Directors who are not independent do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Alexander R. Castaldi	0	0	0
Eugene I. Davis(1)	43,696	55,000	98,696
Robert C. Griffin	12,935	55,000	67,935
Kevin Hammond	0	0	0
Paul S. Levy	0	0	0
Robert N. Pomroy	0	0	0
Francisco J. Rodriguez	0	0	0

(1)         Mr. Davis resigned from the board on December 5, 2013.

(2)         Amounts represent the aggregate grant date fair value of restricted Class A Shares granted in 2013, calculated in accordance with FASB ASC Topic 718.

No Material Proceedings

There are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our stock (or their associates), is a party adverse to the Company or its subsidiaries or in which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our stock (or their associates), has a material interest adverse to the Company or its subsidiaries.

CORPORATE GOVERNANCE

We are committed to conducting our business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. We want to be a company of integrity and to be perceived as such by everyone who comes in contact with us. To that end, the Board of Directors has approved a comprehensive system of corporate governance documents. These documents meet or exceed the requirements established by the NYSE listing standards and by SEC rules and are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers and employees in governing the Company, and serve as a flexible framework for sound corporate governance.

Corporate Governance Guidelines

In connection with our November 2013 initial public offering, the Board of Directors adopted Corporate Governance Guidelines to assist the Board in the exercise of its fiduciary duties and responsibilities to the Company and to promote the effective functioning of the Board of Directors and its committees. The Corporate Governance Guidelines cover, among other topics, director independence and qualification requirements, board leadership and executive sessions, limitations on other board and executive service, director responsibilities, director compensation, directors orientation and continuing education, board and committee resources, including access to officers and employees, succession planning, and board and committee self-evaluations.

A copy of the Corporate Governance Guidelines can be obtained without charge in the “Investors” section of our Company website at www.jgwpt .com in the section titled “Corporate Governance.”

Code of Business Conduct and Ethics

Properly reflecting JGWPT’s desire and commitment to conducting business in the highest ethical and legal standards, in connection with our November 2013 initial public offering, the Board of Directors adopted a Code of Business Conduct and Ethics. The Company’s Code of Business Conduct and Ethics includes provisions ranging from restrictions on gifts and respect for colleagues to conflicts of interest and fraud.  Upon employment with the Company, all employees are required to affirm in writing their acceptance of the Code of Business Conduct and Ethics.  Our employees are encouraged to anonymously report any suspected violations of laws, regulations, unethical business practices, and/or the Code of Business Conduct and Ethics, via a web-based reporting system or a continuously monitored hotline.

A copy of the Code of Business Conduct and Ethics can be obtained without charge in the “Investors” section of our Company website at www.jgwpt.com in the section titled “Corporate Governance”.

In addition, within five business days of:  (i) any amendment to our Code of Business Conduct and Ethics, or (ii) the grant of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted and the date of the waiver) in the “Investors” section of our Company website at www.jgwpt .com in the section titled “Corporate Governance.”  In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics as required by the listing standards of the NYSE.

PROPOSAL TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee appointed Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the 2014 fiscal year ending December 31, 2014. As a matter of good corporate governance, the Company’s stockholders will be requested to ratify the Audit and Compliance Committee’s selection at the Meeting. Ernst & Young LLP has audited the Company’s consolidated financial statements since 2012.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit and Compliance Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit and Compliance Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the stockholders whenever the Audit and Compliance Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2013 and 2012 are disclosed on page 30.  Ernst & Young LLP has affirmed that they are not aware of any relationships between Ernst & Young LLP and the Company that may reasonably be thought to bear on their independence.

A representative of Ernst & Young LLP is expected to be present at the Meeting.  The representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions at the Meeting.

The Audit and Compliance Committee approves the annual audit fee of the Company’s independent auditors. The Audit and Compliance Committee also establishes pre-approved limits for which the Company’s management may engage the Company’s independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit and Compliance Committee. Each quarter, the Audit and Compliance Committee reviews and approves all work done by the independent auditors during the previous quarter and establishes any pre-approved limits for the current quarter. All fees for fiscal 2013 were pre-approved by the Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Class A Shares and Class B Shares as of March 31, 2014, unless otherwise noted, for:

•                  each person known to us to be the beneficial owner of more than 5% of our Class A Shares or Class B Shares;

•                  each of our executive officers;

•                  each of our directors and director nominees; and

•                  all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Class A Shares	Percent of Class A Shares	Number of Class B Shares	Percent of Class B Shares	% of Combined Voting Power
JLL Holders(1)	0		9,345,175		64.94%
Paul S. Levy(1)(2)	239,004		9,345,175		65.10%
Waddell & Reed Financial, Inc.(3)	1,054,900		0		*
Indaba Capital Fund, L.P.(4)	1,050,000		0		*
Kerrisdale Partners Master Fund Ltd(5)	682,630		0		*
Citadel Advisors LLC(6)	644,250		0		*
Candlewood Special Situations Fund, LP(7)	0		791,974		*
BlackRock, Inc.(8)	612,021		0		*
Robert C. Griffin(9)	3,548		0		*
Alexander R. Castaldi(1)	0		0		*
Eugene I. Davis(9)	3,548		7,344		*
Kevin Hammond	0		0		*
Robert N. Pomroy	0		0		*
Francisco J. Rodriguez(1)	0		0		*
David Miller(1)	0		526,298		3.66%
Randi Sellari	0		428,505		2.98%
Stefano Sola	0		206,637		1.44%
Stephen Kirkwood	0		47,721		*
John Schwab	0		75,873		*
All executive officers and directors as a group (12 persons)	7,096		10,637,553		74.04%

*	Less than 1%.

(1)

The JLL Holders consist of JLL JGW Distribution, LLC and JGW Holdco, LLC. JLL JGW Distribution, LLC is the direct owner of a portion of the Class B Shares listed next to the JLL Holders above and JGW Holdco, LLC is the direct owner of the remaining Class B Shares. JGW Holdco, LLC’s managing member is J.G. Wentworth, Inc., the board of directors of which consists of Paul S. Levy, Alexander R. Castaldi, Francisco J. Rodriguez and David Miller. JGW Holdco, LLC is more than 99% owned by JLL JGW Distribution, LLC. JLL JGW Distribution, LLC’s board of managers consists of Paul S. Levy, Alexander R. Castaldi and Francisco J. Rodriguez. JLL JGW Distribution, LLC is owned by JLL Fund V AIF I, L.P., a Delaware limited partnership (“AIF I”), and JLL Fund V AIF II, L.P., a Delaware limited partnership (“AIF II”), which in turn holds its interests in JLL JGW Distribution, LLC through JGW Holdings, Inc., a Delaware corporation. JLL Associates V, L.P., a Delaware limited partnership, is the general partner of each of AIF I and AIF II. JLL Associates G.P. V, L.L.C., a Delaware limited liability company, is the general partner of JLL Associates V, L.P. Mr. Paul S. Levy is the sole managing member of JLL Associates G.P. V, L.L.C. As a result, Mr. S. Levy may be deemed to be the beneficial owner of all of these Class B Shares, with shared voting and dispositive power with regard to such Class B Shares. Mr. Levy has a pecuniary interest in only a portion of these Class B Shares. Messrs. Castaldi, Rodriguez and Miller may also be deemed to have beneficial ownership of these Class B Shares, but they disclaim any beneficial ownership thereof. The address for the JLL Holders is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(2)

The information reported is based in part on a Schedule 13D/A filed with the SEC on February 10, 2014 by JLL JGW Distribution, LLC, JGW Holdco, LLC, JGW Holdings, Inc., AIF I, AIF II, JLL Associates V, L.P., JLL Associates G.P. V, L.L.C. and Paul S. Levy with respect to 239,004 Class A Shares. The address of the holder and beneficial owners is 450 Lexington Avenue, 31st Floor, New York, New York 10017.

(3)

The information reported is based in part on a Schedule 13G filed with the SEC on February 7, 2014 by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company with respect to 1,054,900 Class A Shares. The address of the holder and the beneficial owners is 6300 Lamar Avenue, Overland Park, Kansas 66202.

(4)

The information reported is based in part on a Schedule 13G/A filed with the SEC on February 14, 2014 by Indaba Capital Fund, L.P., Indaba Capital Management, LLC, Indaba Partners, LLC, IC GP, LLC and Derek C. Schrier with respect to 1,050,000 Class A Shares. The registered address of the holder is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The address of the beneficial owners is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129, USA.

(5)

The information reported is based in part on a Schedule 13G filed with the SEC on February 21, 2014 by Kerrisdale Partners Master Fund Ltd, Kerrisdale Advisers LLC and Sahm Adrangi with respect to 682,630 Class A Shares. The registered address of the holder is c/o Intertrust Corporate Services (cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The address of the other beneficial owners is 1212 Avenue of the Americas, 3rd Floor, NY, NY 10036.

(6)

The information reported is based in part on a Schedule 13G/A filed with the SEC on February 14, 2014 by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC and Mr. Kenneth Griffin with respect to 644,250 Class A Shares. The address of the holder and the beneficial owners is c/o Citadel LLC, 131 S.

Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(7)

Michael Lau, David Koenig, Phil DeSantis and Indra Chandra, as Managing Partners of Candlewood Investment Group, LP (“CIG”), the investment manager of the holder listed above, have the power to vote and dispose of the securities held by the holder listed above and may be deemed to beneficially own such securities. Mr. Lau, Mr. Koenig, Mr. DeSantis, Mr. Chandra each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. Candlewood Special Situations Fund, L.P., Candlewood Special Situations General, LLC and CIG, together with certain other investment funds advised by CIG that are not holders of the securities, may be deemed to be a “group” within the meaning of Section 13(d) of the Exchange Act. To the extent that such entities are deemed to be a “group,” each such entity may be deemed to beneficially own all of the securities beneficially owned by each other member of the “group.” The address of the holder and beneficial owners is 777 Third Avenue, Suite 19B, New York, New York 10017.

(8)

The information reported is based in part on a Schedule 13G filed with the SEC on January 29, 2014 by BlackRock, Inc. with respect to 612,021 Class A Shares. The address of the holder and the beneficial owners is 40 East 52nd Street New York, New York 10022.

(9)	Includes 3,548 restricted Class A Shares.

We know of no arrangements, the operation of which may at a subsequent date result in the change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Executive officers, directors, and beneficial owners of greater than 10% of our outstanding securities are required by SEC regulations to provide us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to us and written representations from our executive officers and directors that no other reports were required, we believe that through December 31, 2013, all of our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE COMPENSATION

Introduction

Our named executive officers for the year ended December 31, 2013, which consist of our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2013, are as follows:

•                David Miller, our Chief Executive Officer;

•                Randi A. Sellari, our President and Chief Operating Officer; and

•                John Schwab, our Executive Vice President and Chief Financial Officer.

2013 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our named executive officers for services rendered during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David Miller Chief Executive Officer	2013	593,136	153,261	0	593,801	76,846	1,417,044
	2012	565,096	0	485,800	753,435	77,646	1,881,977
Randi A. Sellari President and Chief Operating Officer	2013	569,306	114,949	0	569,944	75,597	1,329,796
	2012	542,717	0	371,700	712,785	78,426	1,705,628
John Schwab Executive Vice President and Chief Financial Officer(5)	2013	276,923	476,000	999,000	300,000	6,154	2,058,077

(1)

Amounts represent the aggregate grant date fair value of options to purchase Class A Shares granted in connection with our IPO in 2013, calculated in accordance with FASB ASC Topic 718. The assumptions used in the valuation are discussed in Note 21 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)

The amounts represent the aggregate grant date fair value of Class B management interests in JGWPT Holdings, LLC, or the Class B Management Interests, granted to Mr. Schwab upon his commencement of employment in 2013 and to Mr. Miller and Ms. Sellari in 2012, calculated in accordance with FASB ASC Topic 718.

(3)

The amounts represent the annual performance-based cash bonuses paid to our named executive officers with respect to 2013, which were paid in March 2014. For more information relating to our 2013 annual cash incentive program, see the section entitled “Overview of Our 2013 Executive Compensation Program—Elements of Compensation—Annual Cash Incentive Bonus,” below.

(4)

Amounts represent (1) for Mr. Miller a $19,846 automobile allowance, a $12,000 club allowance, a $35,000 allowance to purchase life insurance and a 401(k) plan matching contribution of $10,000; (2) for Ms. Sellari, a $19,846 automobile allowance, a $12,000 club allowance, a $35,000 allowance to purchase life insurance and a 401(k) plan matching contribution of $8,751; and (3) for Mr. Schwab, a 401(k) plan matching contribution.

(5)	Mr. Schwab commenced employment as our Executive Vice President and Chief Financial Officer in April 2013.

Overview of Our Executive Compensation Program

Elements of Compensation

Each of the named executive officers was provided with the following primary elements of compensation in 2013:

Base Salary. Each named executive officer received a fixed base salary in an amount determined in accordance with the executive’s employment agreement or offer letter and based on a number of factors, including:

•                  The nature, responsibilities and duties of the officer’s position;

•                  The officer’s expertise, demonstrated leadership ability and prior performance;

•                  The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

•                  The competitiveness of the market for the officer’s services.

Each named executive officer’s base salary for 2013 is listed in the “2013 Summary Compensation Table,” above.

Annual Cash Incentive Bonus. Each named executive officer was eligible to earn a cash incentive in 2013. The incentives for Messrs. Miller and Schwab and Ms. Sellari were based on the achievement of financial and other performance measures relating to 2013. As described below in “Employment Arrangements with Named Executive Officers,” each officer was eligible to receive a specified amount upon achievement of the applicable objectives. In addition, each officer’s bonus is eligible for adjustment from the amount earned based on achievement of the specified objectives to reflect additional relevant factors, including the officer’s individual performance during the year.

The amounts of these bonuses are included in the “Non-Equity Incentive Plan” column of the “Summary Compensation Table for 2013,” above.

Stock Option Grants. In connection with our IPO, we made a grant of stock options to each of our named executive officers in consideration of the Class B Management Interests of JGWPT Holdings LLC that were cancelled when we implemented our current structure in preparation for the IPO. Each of these stock options entitles the holder to purchase a specified number of Class A Shares in accordance with all of the terms and conditions of the JGWPT Holdings Inc. 2013 Omnibus Incentive Plan. These stock options will vest and become exercisable in equal 20% installments on November 7 of each of 2014, 2015, 2016, 2017 and 2018, generally subject to the holder’s continued employment with us through the applicable vesting date.

The number of Class A Shares subject to each stock option granted to the named executive officers is listed in the “Outstanding Equity Awards at Fiscal Year End for 2013” table, below.

Other Benefits. In 2013, Mr. Miller and Ms. Sellari were provided with certain limited additional fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top level executive management. As described in more detail below in the section entitled “Employment Agreements with Named Executive Officers,” these benefits include a monthly automobile and club membership allowance and an annual cash payment to purchase life insurance. The amounts paid to Mr. Miller and Ms. Sellari in 2013 with respect to these benefits is reflected above in the “2013 Summary Compensation Table” under the “All Other Compensation” heading. Mr. Schwab is not entitled to receive these benefits.

Retirement and Employee Benefits. All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan with matching contributions. Our named executive officers are eligible to participate in these plans on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. The 401(k) plan matching contributions provided to our named executive officers in 2013 are reflected above in the “2013 Summary Compensation Table” under the “All Other Compensation” heading.

Grant of Class B Management Interests to Mr. Schwab

We made a grant of Class B Management Interests (commonly referred to as profits interests) to Mr. Schwab upon his commencement of employment with us in 2013. We did not make any other grants of Class B Management Interests to our named executive officers in 2013. All of our Class B Management Interests, including those granted to Mr. Schwab, were converted into JGWPT Common Interests (with a corresponding equal number of Class B Shares) in connection with our IPO in a manner that reflected the percentage of JGWPT Holdings, LLC that was owned by the Class B Management Interest holders, taking into account their distribution entitlement and the fair value of JGWPT Holdings, LLC based on the offering price.

The JGWPT Common Interests held by Mr. Schwab, as converted from the Class B Management Interests that were originally granted to him, are subject to forfeiture restrictions that lapse in equal 20% installments over a five-year period, subject to his continued employment. More information relating to these interests is included in the “Outstanding Equity Awards at Fiscal Year End for 2013” table, below.

Employment Agreements with Named Executive Officers

Each of our named executive officers is a party to a written employment arrangement. The material terms of each of those arrangements is described below. For a description of the compensation actually paid to the named executive officers for 2013, please refer to the “2013 Summary Compensation Table,” above.

Employment Agreement with David Miller

Mr. Miller and J.G. Wentworth, LLC entered into an employment agreement on November 1, 2010, which was subsequently amended on March 11, 2013. Mr. Miller’s agreement provides that he will serve as Chief Executive Officer under the agreement for an initial period that began on November 1, 2010 and ended on November 1, 2012, and for subsequent one-year periods thereafter unless his employment is terminated or either party provides at least 90 days’ advance notice of non-renewal prior to the end of the applicable period.

Pursuant to the agreement, Mr. Miller is entitled to an initial annual base salary of $450,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 100% of his then-current base salary (maximum of 200%) based on the achievement of annual performance objectives and other conditions which are described in more detail in the section entitled “Overview of Our Executive Compensation Program — Elements of Compensation — Annual Cash Incentive Bonus,” above. The agreement also provides that Mr. Miller is eligible to receive equity compensation awards and to receive fringe benefits provided to other senior executive officers generally, including a $1,500 monthly automobile allowance (increased annually based on the Consumer Price Index), a $1,000 monthly club allowance and a $35,000 annual cash allowance to purchase life insurance of his choice. Mr. Miller is also eligible to receive employee health and welfare benefits as are provided to senior executive officers generally.

The agreement provides that if Mr. Miller’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Mr. Miller for “good reason” (as described below), and Mr. Miller executes a general release of claims, then he will receive (i) continued base salary and health and welfare benefits for 24 months following the date of termination and (ii) a pro-rated annual incentive bonus for the year of termination, payable when, as and if such bonuses are paid to senior executives with respect to the year of termination. For purposes of the agreement, “good reason” means, in summary, (a) Mr. Miller’s removal as Chief Executive Officer, (b) a material reduction his duties or responsibilities or the assignment to him of duties or responsibilities that are inconsistent with his position, including reporting to anyone other than the board of directors or a committee thereof, (c) a reduction of his base salary, (d) relocation of his office by more than 40 miles or (e) a material breach of the agreement by J.G. Wentworth, LLC that is not cured within 30 days.

The agreement also provides that during Mr. Miller’s employment and for the one-year period following termination of his employment for any reason, Mr. Miller will not compete with, or solicit any vendors, customers, suppliers, employees, consultants or agents of, J.G. Wentworth, LLC or certain related entities. The agreement further provides that Mr. Miller may not disclose any proprietary, trade secret or confidential information involving J.G. Wentworth, LLC and certain related entities and will assign all applicable intellectual property rights to them.

Employment Agreement with Randi A. Sellari

Ms. Sellari entered into an employment agreement with J.G. Wentworth, LLC on July 23, 2007. Ms. Sellari’s agreement provides that she will serve as President and Chief Operating Officer under the agreement for an initial period that began on July 23, 2007 and ended on July 23, 2010, and for subsequent one-year periods thereafter unless her employment is terminated or either party provides at least 90 days’ advance notice of non-renewal prior to the end of the applicable period.

Pursuant to the agreement, Ms. Sellari is entitled to an initial annual base salary of $425,000, subject to increase, and is eligible to receive an annual cash bonus with a target amount of 100% of her then-current base salary based on the achievement of annual performance objectives and other conditions which are described in more detail in the section entitled “Overview of Our Executive Compensation Program—Elements of Compensation—Annual Cash Incentive Bonus,” above. The agreement further provides that Ms. Sellari is entitled to receive fringe benefits that are no less favorable than those provided to similarly situated executives, including a $1,500 monthly automobile allowance (increased annually based on the Consumer Price Index) and a $1,000 monthly club allowance. Ms. Sellari is also eligible to receive a $35,000 annual cash allowance to purchase life insurance of her choice. In addition, Ms. Sellari is eligible to receive employee health and welfare benefits as are provided to senior executive officers generally.

The agreement provides that if Ms. Sellari’s employment is terminated by the employer without “cause” (as defined in the agreement) or by Ms. Sellari for “good reason” (as described below), and Ms. Sellari executes a general release of claims, then she will receive (i) continued base salary and health, welfare and fringe benefits for 36 months following the date of termination and (ii) a pro-rated annual incentive bonus for the year of termination, payable when, as and if such bonuses are paid to senior executives with respect to the year of termination. In addition, if Ms. Sellari’s employment is terminated by the employer without cause or if certain corporate transactions occur, then any stock options referenced in the prior paragraph will vest in full. For purposes of the agreement, “good reason” means, in summary, (a) relocation of Ms. Sellari’s office by more than 10 miles or (b) a material breach of the agreement by J.G. Wentworth, LLC that is not cured within 30 days.

The agreement also provides that during Ms. Sellari’s employment and for the three-year period following termination of her employment for any reason, Ms. Sellari will not compete with, or solicit any vendors, customers, suppliers, employees, consultants or agents of, J.G. Wentworth, LLC or certain related entities. The agreement further provides that Ms. Sellari may not disclose any proprietary, trade secret or confidential information involving J.G. Wentworth, LLC and certain related entities and will assign all applicable intellectual property rights to them.

Employment Arrangements with John Schwab

Mr. Schwab entered into an offer letter with JGWPT Holdings, LLC on March 26, 2013, pursuant to which he serves as our Chief Financial Officer. The letter provides that Mr. Schwab is entitled to receive an initial annual base salary of $400,000, subject to periodic reviews, and is eligible to receive an annual cash bonus of up to 75% of his then-current base salary (pro-rated for 2013) based on the achievement of annual performance objectives and other conditions which are described in more detail in the section entitled “Overview of Our 2013 Executive Compensation Program—Elements of Compensation—Annual Cash Incentive Bonus,” above. In addition, the letter provides that Mr. Schwab was eligible to receive an equity grant of 150,000 Class B-1a management interests, subject to board approval of the grant and a governing equity plan document.

Mr. Schwab entered into a separate severance letter with JGWPT Holdings, LLC on March 26, 2013. The severance letter provides that if Mr. Schwab’s employment is involuntarily terminated for any reason other than “cause” (which includes, but is not limited to, acts such as theft and fraud), he will receive continued base salary for 52 weeks and a pro-rated bonus for the year of termination, in each case subject to his execution of a general release of claims.

Outstanding Equity Awards at Fiscal Year End for 2013

The following table sets forth certain information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
David Miller	0	25,758	14.00	11/7/2023	—	—
	—	—	—	—	80,190	1,394,505
Randi A. Sellari	0	19,319	14.00	11/7/2023	—	—
	—	—	—	—	60,776	1,056,895
John Schwab	0	80,000	14.00	11/7/2023	—	—
	—	—	—	—	63,906	1,111,326

(1)         These stock options will vest and become exercisable in equal 20% installments on November 7 of each of 2014, 2015, 2016, 2017 and 2018, generally subject to the holder’s continued employment with us through the applicable vesting date.

(2)         The stock awards listed in this column consist of restricted JGWPT Common Interests (and a corresponding equal number of Class B Shares), which become vested as follows: for Mr. Miller and Ms. Sellari, the interests will vest on September 22, 2014 and for Mr. Schwab, these interests will vest on the first five anniversaries of the grant date, in each case subject to the holder’s continued employment.

(3)         The market value is determined by multiplying the value of the applicable class of units as of December 31, 2013, as determined in accordance with JGWPT Holdings, LLC’s annual valuation process, by the number of units of the applicable class.

401(k) Plan

The JGWPT Holdings 401(k) Plan provides substantially all employees with the ability to make pre- or post-tax retirement contributions in accordance with applicable IRS limits. Matching contributions are provided in an amount equal to 50% of an employee’s contributions up to the first 8% contributed by the employee.

Potential Payments Upon Termination or Change in Control

Please refer to the section entitled “Employment Agreements with Named Executive Officers,” above, for a description of severance payments and benefits to be provided to our named executive officers in connection with certain qualifying terminations of their employment.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PARTIES

All related party transactions are reviewed and, as appropriate, may be approved or ratified by the Board of Directors. If a director is involved in the transaction, he may not participate in any review, approval or ratification of such transaction. Related party transactions are approved by the Board of Directors only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and the best interests of our stockholders, as the Board of Directors determines in good faith. The Board of Directors takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board of Directors may also impose such conditions as it deems necessary and appropriate on the Company or the related party in connection with the transaction.

In the case of a transaction presented to the Board of Directors for ratification, the Board of Directors may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or our affiliates have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities on an as-converted to Class A Share basis, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities.

Operating Agreement of JGWPT Holdings, LLC

Reorganization. On November 13, 2013, JGWPT Holdings, LLC merged with and into a newly formed subsidiary of the Company, with the newly formed subsidiary surviving the merger. Pursuant to the merger, the surviving, newly formed subsidiary changed its name to JGWPT Holdings, LLC. As a result of this reorganization, the Company operates its business through JGWPT Holdings, LLC and its consolidated subsidiaries. The operations of JGWPT Holdings, LLC, and the rights and obligations of the holders of Common Interests in JGWPT Holdings, LLC are set forth in the operating agreement of JGWPT Holdings, LLC. The following description of the JGWPT Holdings, LLC operating agreement is not complete and is qualified by reference to the full text of the agreement.

Governance. The Company serves as the sole managing member of JGWPT Holdings, LLC. As such, the Company controls its business and affairs and is responsible for the management of its business. No members of JGWPT Holdings, LLC, in their capacity as such, have any authority or right to control the management of JGWPT Holdings, LLC or to bind it in connection with any matter.

Rights of Members. JGWPT Holdings, LLC has issued Common Interests to the Company and to other persons including the JLL Holders and PGHI Corp. Each Common Interest entitles the holder to equal economic rights but carries no voting rights, except for the right to approve certain amendments to the operating agreement of JGWPT

Holdings, LLC, certain changes to the capital accounts of the members of JGWPT Holdings, LLC, any conversion of JGWPT Holdings, LLC to a corporation other than for purposes of a sale transaction, certain issuances of membership interests in JGWPT Holdings, LLC, certain mergers, consolidations or sale transactions and any dissolution of JGWPT Holdings, LLC.

Exchange of Class C Profits Interests for Warrants. In connection with the merger described above, Class C Profits Interests of JGWPT Holdings, LLC held by PGHI Corp. were cancelled and PGHI Corp. received warrants to purchase Class A Shares.  The warrants issued in respect of Tranche C-1 profits interests entitle PGHI Corp. to purchase up to 483,992 Class A Shares, an amount equal to 2.5% of our outstanding common stock or other equity interests (on a fully-diluted basis after giving effect to such warrants and any other options or rights to purchase common stock or other equity interests then outstanding (excluding the Class B Shares)). These warrants have an exercise price of $35.73 per share.  The warrants issued in respect of Tranche C-2 profits interests entitle PGHI Corp. to purchase up to 483,992 Class A Shares, an amount equal to 2.5% of our outstanding common stock or other equity interests (on a fully-diluted basis after giving effect to such warrants and any other options or rights to purchase common stock or other equity interests then outstanding (excluding the Class B Shares)). These warrants have an exercise price of $62.91 per share.  These warrants are exercisable between May 13, 2014 and January 8, 2022, and may not be transferred.

Coordination of JGWPT Holdings Inc. and JGWPT Holdings, LLC. At any time the Company issues a Class A Share for cash, the net proceeds received by the Company will be promptly transferred to JGWPT Holdings, LLC, and JGWPT Holdings, LLC will issue to the Company one of its Common Interests. At any time the Company issues a Class A Share pursuant to its equity incentive plan or upon exercise of warrants, the Company will contribute to JGWPT Holdings, LLC all of the proceeds that it receive (if any) and JGWPT Holdings, LLC will issue to the Company one Common Interest, having the same restrictions, if any, attached to the Class A Shares issued under the proposed equity incentive plan or warrants. Conversely, if the Company redeems or repurchases any of its Class A Shares, JGWPT Holdings, LLC will, immediately prior to our redemption or repurchase, redeem or repurchase an equal number of Common Interests held by the Company, upon the same terms and for the same price, as the Class A Shares are redeemed or repurchased. The Company can only redeem or repurchase Class A Shares if JGWPT Holdings, LLC first redeems or repurchases Common Interests we hold.

Under the terms of the JGWPT Holdings, LLC operating agreement, subject to the approval of the holders of the Common Interests, the Company may in the future cause JGWPT Holdings, LLC to issue Common Interests or other, newly created classes of JGWPT Holdings, LLC securities to one or more investors having such rights, preferences and other terms as we determine, and in such amount as we may determine. In addition, the Company may in the future elect to compensate its employees by granting them Common Interests, whether or not subject to forfeiture, or profits interests or other securities. Any such issuance would have a dilutive effect on the economic interest the Company holds in JGWPT Holdings, LLC. In addition, the Company will issue its Class B Shares having 10 votes per share on a one-for-one basis in connection with any future issuances of Common Interests, which would have a dilutive effect on the voting power of our then current holders of Class A Shares. The tax receivable agreement would cover any exchanges of Common Interests issued to the current parties to that agreement after the offering, and it is possible that new investors in the Common Interests after the offering may become parties to the tax receivable agreement as well.

Pursuant to the JGWPT Holdings, LLC operating agreement, the Company has agreed, as managing member, that it will not conduct any business other than the management and ownership of JGWPT Holdings, LLC and its subsidiaries, or own any other assets (other than cash or cash equivalents to be used to satisfy liabilities or other assets held on a temporary basis). In addition, Common Interests, as well as the Company’s common stock, will be subject to equivalent stock splits, dividends and reclassifications.

Issuances and Transfer of Common Interests. Membership interests in JGWPT Holdings, LLC may only be issued to persons or entities to which the Company agrees to permit the issuance of such interests in exchange for cash or other consideration, including, if applicable, the services of employees of JGWPT Holdings, LLC or its affiliates. The Common Interests held by the Company from time to time are non-transferable.  Common Interests held by the others may be transferred without the Company’s consent only under limited circumstances, including to certain permitted transferees (i.e., by bequest or for estate planning purposes), and upon exchanges for Class A Shares or Class C Shares. A holder of Common Interests (other than PGHI Corp.) may not transfer any Common Interests to any person unless he transfers an equal number of our Class B Shares to the same transferee.

Exchange Rights. The Company has reserved for issuance 13,187,393 Class A Shares in respect of the aggregate number of Class A Shares expected to be issued over time upon the exchange of Common Interests and the conversion of Class C Shares, unless JGWPT Holdings, LLC exercises its option to pay cash in lieu of Class A Shares for some or all of such exchanged Common Interests. The Company may in the future cause JGWPT Holdings, LLC to issue additional Common Interests that would also be exchangeable for Class A Shares. The Company has also reserved for issuance 4,360,623 Class C Shares, which is the aggregate number of Class C Shares expected to be issued over time upon the exchanges by holders of non-voting Common Interests in JGWPT Holdings, LLC (including PGHI Corp.), unless JGWPT Holdings, LLC exercises its option to pay cash in lieu of Class C Shares for some or all of such exchanged non-voting Common Interests.

Common Interests may be exchanged at any time and from time to time after the expiration or earlier termination (if any) of any applicable lock-up agreement between the underwriters and the holder thereof.

JLL Holders and PGHI Corp. Merger Rights. JLL Partners, Inc. and its affiliates own a portion of their investment through an existing corporation and the owners of PGHI Corp., including DLJ Merchant Banking Partners IV, L.P. and affiliates of Credit Suisse Group AG, own their investment through PGHI Corp. The JLL Holders and the equity holders of PGHI Corp. have the right to elect to require that, instead of exchanging for Class A Shares the Common Interests held by JLL’s corporation or PGHI Corp. for Class A Shares, the Company engage in a merger in which the JLL entity owning such corporation or the stockholders of PGHI Corp., as applicable, receive Class A Shares directly and we become the owner of the JLL corporation or PGHI Corp., as applicable, or its assets. Provided that the conditions to the exercise of these rights have been met, the exercise of either of these transactions are not be subject to any affiliate transaction covenants or similar restrictive provisions. However, it is a condition to each of these transactions that the acquisition not result in material liabilities to the Company.

Redemption of Class B Shares. Any holder (other than PGHI Corp.) seeking to exchange Common Interests for Class A Shares must also deliver a corresponding number of Class B Shares for redemption and cancellation by the Company.

Indemnification and Exculpation. To the extent permitted by applicable law, JGWPT Holdings, LLC will indemnify the Company, as its managing member, its authorized officers, its other employees and agents from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred by any acts or omissions of these persons, provided that the acts or omissions of these indemnified persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

The Company, as the managing member, and the authorized officers and other employees and agents of JGWPT Holdings, LLC, will not be liable to JGWPT Holdings, LLC, its members or their affiliates for damages incurred by any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct or a violation of the implied contractual duty of good faith and fair dealing, or any lesser standard of conduct permitted under applicable law.

Amendments. The operating agreement of JGWPT Holdings, LLC may be amended with the consent of the managing member and the holders of a majority in voting power of the outstanding Common Interests not held by the managing member (not including non-voting Common Interests and restricted Common Interests). In addition, the managing member may, without the consent of any holder of Common Interests, make certain amendments that, generally, are not expected to adversely affect holder of Common Interests.  Notwithstanding the foregoing, no amendment to the operating agreement of JGWPT Holdings, LLC will be effective with respect to a holder of Common Interests not voting in favor thereof if such amendment would adversely affect such Member in any material respect in a manner that is disproportionately adverse to such holder of Common Interests, and amendments to certain provisions that are for the benefit of PGHI Corp. will require the approval of PGHI Corp. or its permitted transferees.

Registration Rights Agreement

In connection with the completion of our initial public offering in November 2013, the Company entered into a registration rights agreement with all of the holders of Common Interests pursuant to which the Company is required to register the exchange under the federal securities laws of the Common Interests held by them for Class A Shares. The Company has agreed, at its expense, upon the expiration or earlier termination of any applicable lock-up agreement between the underwriters and each holder of Common Interests to use the Company’s reasonable best efforts to file with the SEC a shelf registration statement providing for the exchange of the Common Interests for

Class A Shares and the resale of such Class A Shares at any time and from time to time thereafter and to cause and maintain the effectiveness of this shelf registration statement until such time as all Common Interests covered by this shelf registration statement have been exchanged. Further, the JLL Holders and other significant holders of Common Interests are entitled to cause the Company, at its expense, to register the resale of the Class A Shares they will receive upon exchange of their Common Interests or upon conversion of their Class C Shares or upon exercise of warrants, which we refer to as their “demand” registration rights.

In accordance with the foregoing requirements, the Company has filed shelf registrations with the SEC on January 22, 2014 and April 4, 2014.

All holders of Common Interests (as well as their permitted transferees) are entitled to exercise “piggyback” rights in connection with any future public underwritten offerings we engage in for our account or for the account of others to whom we have granted registration rights after the expiration or earlier termination of ay applicable lock-up agreements, subject to pro rata reduction if it is determined that the sale of additional shares would be harmful to the success of the offering. All fees, costs and expenses of underwritten registrations will be borne by the Company, other than underwriting discounts and selling commissions, which will be borne by each stockholder selling its shares. Our registration obligations will be subject to certain restrictions on, among other things, the frequency of requested registrations, the number of shares to be registered and the duration of these rights.

Tax Receivable Agreement

As described above under “Operating Agreement of JGWPT Holdings, LLC,” holders of Common Interests may exchange Common Interests for (i) one Class A Share of the Company, or, in the case of PGHI Corp., one Class C Share of the Company, or (ii) at the option of JGWPT Holdings, LLC cash equal to the market value of one of the Company’s Class A Shares or Class C Shares. JGWPT Holdings, LLC has in effect an election under Section 754 of the Code which may result in an adjustment to the Company’s share of the tax basis of the assets owned by JGWPT Holdings, LLC at the time of such initial sale and any subsequent exchanges of Common Interests. The sale and exchanges may result in increases in the Company’s share of the tax basis of the tangible and intangible assets of JGWPT Holdings, LLC that otherwise would not have been available. Any such increases in tax basis are, in turn, anticipated to create incremental tax deductions that would reduce the amount of tax that the Company would otherwise be required to pay in the future.

The Company has entered into a tax receivable agreement with all holders of Common Interests who held in excess of approximately 1% of the Common Interests outstanding on the date thereof. The tax receivable agreement requires the Company to pay those holders of Common Interests 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes in any tax year beginning with 2013 (a “covered tax year”) from increases in tax basis realized as a result of any future exchanges by holders of Common Interests of such Common Interests for Class A Shares or Class C Shares (or cash). The Company expects to benefit from the remaining 15% of cash savings, if any, in income tax that the Company actually realizes during a covered tax year. The cash savings in income tax paid to any such holders of Common Interests will reduce the cash that may otherwise be available to the Company for its operations and to make future distributions to holders of Class A Shares.

For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing the Company’s actual income tax liability for a covered tax year to the amount of such taxes that the Company would have been required to pay for such covered tax year had there been no increase to our share of the tax basis of the tangible and intangible assets of JGWPT Holdings, LLC as a result of such sale and any such exchanges and had the Company not entered into the tax receivable agreement. The tax receivable agreement continues until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the tax receivable agreement upon a change of control for an amount based on the remaining payments expected to be made under the tax receivable agreement.

JLL Partners, Inc. and its affiliates own a portion of its investment through an existing corporation. In the event the Company engages in a merger with such corporation in which the shareholders of that corporation receive the Class A Shares directly, the Company will succeed to certain tax attributes, if any, of such corporation. The tax receivable agreement requires us to pay the shareholders of such corporation for the use of any such attributes in the same manner as payments made for cash savings from increases in tax basis as described above.

The owners of PGHI Corp., including DLJ Merchant Banking Partners IV, L.P. and affiliates of Credit Suisse Group AG, own their investment through PGHI Corp. In the event the Company engages in a merger with such corporation in which the shareholders of that corporation receive the Class C Shares directly, the Company will succeed to certain tax attributes, if any, of such corporation. The tax receivable agreement requires the Company to pay the shareholders of such corporation for the use of any such attributes above a specific amount in the same manner as payments made for cash savings from increases in tax basis as described above.

While the actual amount and timing of any payments under this agreement will vary depending upon a number of factors (including the timing of exchanges, the amount of gain recognized by an exchanging holder of Common Interests, the amount and timing of our income and the tax rates in effect at the time any incremental tax deductions resulting from the increase in tax basis are utilized) the Company expect that the payments that the Company may make to the holder of Common Interests that are party to the tax receivable agreement could be substantial during the expected term of the tax receivable agreement. The Company will bear the costs of implementing the provisions of the tax receivable agreement. A tax authority may challenge all or part of the tax basis increases or the amount or availability of any tax attributes discussed above, as well as other related tax positions the Company take, and a court could sustain such a challenge. The holders of Common Interests that are party to the tax receivable agreement will not reimburse us for any payments previously made to them in the event that, due to a successful challenge by the IRS or any other tax authority of the amount of any tax basis increase or the amount or availability of any tax attributes, our actual cash tax savings are less than the cash tax savings previously calculated and upon which prior payments under the tax receivables were based. As a result, in certain circumstances the Company could make payments under the tax receivable agreement to the holders of Common Interests that are party thereto in excess of our cash tax savings. A successful challenge to our tax reporting positions could also adversely affect our other tax attributes and could materially increase our tax liabilities.

The tax receivable agreement provides that upon certain changes of control, the Company will be required to pay the holders of Common Interests amounts based on assumptions regarding the remaining payments expected to be made under the tax receivable agreement (at our option, these payments can be accelerated into a single payment at the time of the change of control). As a result, the Company could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual benefits the Company realize in respect of the tax attributes subject to the tax receivable agreement, and the upfront payment may be made years in advance of any actual realization of such future benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity, and there can be no assurance that the Company will be able to finance our obligations under the tax receivable agreement.

Payments under the tax receivable agreement will be based on the tax reporting positions that the Company determine, and the Company will not be reimbursed by the holders of Common Interests for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments the Company makes under the tax receivable agreement could significantly exceed the cash tax or other benefits, if any, that the Company actually realizes. In addition, if the tax reporting positions the Company determines are not respected, our tax attributes could be adversely affected and the amount of our tax liabilities could materially increase.

Director Designation Agreement

The Company has entered into the Director Designation Agreement with the JLL Holders and PGHI Corp. Under this agreement, the JLL Holders will have the right to designate four director designees to our board of directors so long as the JLL Holders own at least 934,488 Common Interests and at least 20% of the aggregate number of Common Interests held on such date by members of JGWPT Holdings, LLC who were members of JGWPT Holdings, LLC (or its predecessor of the same name) on July 12, 2011, and PGHI Corp. will have the right to designate one director so long as PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate at least 436,104 Common Interests. These director designees will be voted upon and possibly elected by our stockholders.

Voting Agreement

In connection with the completion of our initial public offering in November 2013, the JLL Holders, PGHI Corp. and certain other holders of Common Interests entered into a Voting Agreement pursuant to which they have agreed to vote all of their Class A Shares (if any) and Class B Shares (if any) in favor of the election to the Board of Directors of our Chief Executive Officer, four designees of the JLL Holders, and one designee of PGHI Corp. Under the terms of the Voting Agreement, the parties will no longer be obligated to vote in favor of the election of the designee of PGHI Corp. if PGHI Corp. (together with its then-current stockholders) or its assignee holds in the aggregate fewer than 872,136 Common Interests. While the parties to the Voting Agreement have agreed to vote their Class A Shares (if any) and Class B Shares (if any) as described above, the agreement will be effective in determining the composition of the Board of Directors only for so long as the holders parties thereto have the requisite voting power to determine the outcome of such vote. By virtue of the Voting Trust Agreement described below, the JLL Holders are entitled to vote all Class B Shares held by certain of the employee Members, representing, together with the Class B Shares held by the JLL Holders, 69.7% of the combined voting power of our common stock, in favor of the election to the Board of Directors of the foregoing board designees.

Voting Trust Agreement

In connection the completion of our initial public offering in November 2013, the JLL Holders and certain of the Members who are employees of the Company or its subsidiaries entered into a Voting Trust Agreement pursuant to which, subject to the terms and conditions specified therein, such employee Members deposited their Class B Shares into a voting trust and appointed the JLL Holders, David Miller and Randi Sellari as trustees. Pursuant to the Voting Trust Agreement, all Class B Shares subject to the voting trust will be voted proportionately with the Class A Shares (if any) and Class B Shares (if any) held by the JLL Holders directly or indirectly. The Class B Shares held by the parties to the Voting Trust Agreement represent approximately 69.7% of the combined voting power of our common stock (these holders held no Class A Shares immediately after the completion of the initial public offering).

Agreements with PGHI Corp.

On February 19, 2011, JGWPT Holdings, LLC and PGHI Corp. entered into an agreement and plan of merger, or the Peachtree Merger Agreement, pursuant to which JGWPT Holdings, LLC consummated the Peachtree Merger in July 2011. Under the terms of the Peachtree Merger Agreement, as amended, PGHI Corp. received 60,564.20 non-voting Common Interests, 10,000 Tranche C-1 profits interests and 10,000 Tranche C-2 profits interests in JGWPT Holdings, LLC, each of which it continued to hold until the consummation of the Company’s November 2013 initial public offering. Certain indemnification provisions under the Peachtree Merger Agreement remained in effect upon the completion of the initial public offering, including the obligation of PGHI Corp. to indemnify us against certain tax liabilities and other losses relating to the historical operations of PGHI Corp. and its subsidiaries.

In connection with the closing of the Peachtree Merger, subsidiaries of the Company entered into the following continuing additional agreements with PGHI Corp. and its current affiliates:

•                  an administrative services agreement, dated as of July 12, 2011, between our subsidiary Settlement Funding, LLC and PGHI Corp, pursuant to which Settlement Funding, LLC continues to provide PGHI Corp. with certain accounting, controllership, tax and treasury services;

•                  a custodial agreement, dated as of July 12, 2011, between our subsidiary J.G. Wentworth, LLC and PGHI Corp., pursuant to which J.G. Wentworth, LLC continues to provide PGHI Corp. with access to certain historical records for permitted uses; and

•                  an amendment to the July 1, 2000 administrative services agreement, dated as of July 12, 2011, between Settlement Funding, LLC and PGHI Corp.’s subsidiary Life Settlement Corporation, which agreement as so amended provides for the provision by Settlement Funding, LLC of certain secretarial, accounting, payroll, mail, credit and banking, legal and computer services to Life Settlement Corporation.

In addition, certain of our subsidiaries serve as subservicers in connection with certain life settlement assets of PGHI Corp. and its subsidiaries that were not acquired in the Peachtree Merger and for which Life Settlement Corporation serves as the master servicer.

On February 8, 2013, we entered into a distribution and assignment agreement with PGHI Corp. setting forth our and PGHI Corp.’s agreement as to certain matters relating to certain assets that were distributed by us to PGHI Corp. in February 2013 as required by the Peachtree Merger Agreement. Among other things, we agreed in the distribution and assignment agreement to service those distributed assets in accordance with the July 2011 administrative services agreement between Settlement Funding LLC and PGHI Corp.

Related Person Transaction Policy

The Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person will need to promptly disclose to our Corporate Secretary any related person transaction and all material facts about the transaction. Our Corporate Secretary will then assess and promptly communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy will require any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

AUDIT AND COMPLIANCE COMMITTEE REPORT*

The Board of Directors has ultimate authority and responsibility for effective corporate governance, including the role of oversight of the management of JGWPT. The Audit and Compliance Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders by overseeing the accounting and financial reporting processes of JGWPT, the audits of JGWPT’s consolidated financial statements and the qualifications, selection and performance of the Company’s independent registered public accounting firm.

The Audit and Compliance Committee reviews our financial reporting process on behalf of the Board. The Audit and Compliance Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management has the primary responsibility for establishing and maintaining effective systems of internal and disclosure controls, for preparing financial statements, and for the public reporting process. Ernst & Young LLP, JGWPT’s independent registered public accounting firm for 2013, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles.

With respect to the fiscal year ended December 31, 2013, the Audit and Compliance Committee, among other things: oversaw the integrity of the Company’s financial statements and financial reporting processes, reviewed the external auditors’ qualifications and independence (including auditor rotation), and evaluated the external auditors’ performance.

The Audit and Compliance Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2013. The Audit and Compliance Committee also discussed with Ernst & Young LLP the matters required to be discussed pursuant to Auditing Standard No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit and Compliance Committee has received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee has had discussions with Ernst & Young LLP regarding its independence from the Company and its management.

Based on the reviews and discussions described above, the Audit and Compliance Committee recommended to our Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements for the fiscal year ended December 31, 2013 in our Annual Report on Form 10-K for 2013 for filing with the SEC. The Audit and Compliance Committee and the Board of Directors have selected Ernst & Young LLP as the company’s independent accountant for fiscal 2013.

Submitted by the Audit and Compliance Committee

Robert C. Griffin (Chairman)
Alexander R. Castaldi
William J. Morgan

* The Audit and Compliance Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of JGWPT under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that JGWPT specifically incorporates the Audit and Compliance Committee Report by reference therein.

Principal Accountant Fees and Services

The Audit and Compliance Committee of our Board of Directors is responsible for the appointment, oversight, and evaluation of our independent registered public accounting firm. The Audit and Compliance Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit and Compliance Committee has established in its charter a policy that every engagement of the Company’s independent registered public accounting firm to perform audit or permissible non-audit services on behalf of the Company or any of its subsidiaries requires pre-approval from the Audit and Compliance Committee or its designee before such independent registered public accounting firm is engaged to provide those services. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. Pursuant to the Audit and Compliance Committee Charter, the Audit and Compliance Committee reviews and, in its sole discretion, approves in advance the Company’s independent registered public accounting firm’s annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent registered public accounting firm (which approval should be made after receiving input from the Company’s management, if desired).

With respect to the audit for the year ended December 31, 2013, the Audit and Compliance Committee approved the audit services performed by Ernst & Young LLP as well as certain categories and types of audit-related, tax, and permitted non-audit services.

Fees Paid to Ernst & Young LLP

Aggregate fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2013 and December 31, 2012, were:

	Fiscal Year	Fiscal Year
	Ended	Ended
	December 31,	December 31,
	2013	2012

Audit fees (1)	$2,977,757	$1,675,073
Audit-related fees (2)	196,024	856,706
Tax fees (3)	316,201	363,918
All other fees	—	—
Total	$3,489,982	$2,895,697

(1) Fees for audit services include fees associated with the annual audit, the review of the Company’s quarterly report on Form 10-Q, services rendered in connection with the Company’s initial public offering, and agreed-upon procedures performed in connection with the Company’s securitizations.

(2) Audit-related fees principally include fees associated with due diligence in connection with potential acquisitions.

(3) Fees for tax services include the preparation, review, and filing of tax returns.

INCORPORATION BY REFERENCE

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by JGWPT under those statutes and those portions of the information included under the caption “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by JGWPT under those statutes, except to the extent we specifically incorporate these items by reference.

We have not incorporated by reference into this proxy statement the information included on or linked from our website, and you should not consider it to be part of this proxy statement.

OTHER MATTERS

The Board of Directors knows of no other matters that have been submitted for consideration at the Meeting other than those referred to in this proxy statement.  By submitting the proxy, the stockholder authorizes the persons named on the proxy to use their discretion in voting on any matter brought before the Meeting.

IMPORTANT NOTICE REGARDING DELIVERY

OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as “householding,” potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

JGWPT and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation.  If you hold your JGWPT stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this proxy statement, we will promptly deliver one to you upon request. You can notify us by sending a written request to JGWPT Holdings Inc., 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary, or by calling the Corporate Secretary at (484) 434-2350. In addition, if you would like to receive separate proxy statements and annual reports of JGWPT in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

ANNUAL REPORT

A copy of JGWPT’s Annual Report on Form 10-K for fiscal year 2013 is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Meeting. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website or upon written request to JGWPT Holdings Inc., 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148, Attention: Corporate Secretary.

By Order of the Board of Directors,

Stephen Kirkwood
Executive Vice President, General Counsel and Corporate Secretary
April 30, 2014

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0000212954_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Alexander R. Castaldi 02 Robert C. Griffin 03 Robert N. Pomroy JGWPT HOLDINGS INC. 201 KING OF PRUSSIA ROAD, SUITE 501 RADNOR, PA 19087 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000212954_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . JGWPT HOLDINGS INC. Annual Meeting of Stockholders June 10, 2014 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint David Miller, CEO, and Stephen Kirkwood, Corporate Secretary, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of JGWPT HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EST on June 10, 2014 at the Villanova Conference Center, 601 Country Line Road, Radnor, Pennsylvania 19087, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side